Exhibit 5.1

December 2, 2019

Kitov Pharma Ltd.

One Azrieli Center, Round Building

Tel Aviv, Israel

Ladies and Gentlemen:

We have acted as Israeli counsel for Kitov Pharma Ltd., an Israeli company organized under the laws of the State of Israel (the “Company”), in connection with the registration statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) on or about December 2, 2019 under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed offer and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to a $182,323,967 aggregate amount of any of all the following securities (the “Securities”): (i) American Depositary Shares (“ADSs”) representing ordinary shares, no par value per share, of the Company (“Ordinary Shares”), (ii) Ordinary Shares, (iii) preferred shares, no par value per share, of the Company (“Preferred Shares”), (iv) warrants to purchase ADSs and/or Ordinary Shares and/or Preferred Shares and/or Debt Securities, including an expansion of the existing Series A warrants of the Company which is currently listed on The NASDAQ Capital Market under the symbol “KTOVW,” (“Warrants”), (v) overallotment purchase rights to purchase ADSs and/or Ordinary Shares and/or Preferred Shares and/or Warrants and/or Subscription Rights and/or Units and/or Debt Securities (the “Overallotment Purchase Rights”), (vi) subscription rights (“Subscription Rights”) to purchase ADSs and/or Ordinary Shares and/or Preferred Shares and/or Debt Securities, (vii) units comprised of one or more of the securities that are offered under the Prospectus (“Units”), (viii) capital notes (“Capital Notes”), and/or (ix) debt securities, which may be senior (“Senior Debt Securities”) or subordinated (“Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”).

The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”) and/or the Warrant holder. The Overallotment Purchase Rights will be issued under a Form of Overallotment Purchase Right and/or an overallotment purchase right agreement (collectively, the “OAPR Agreement”) between the Company and an Overallotment Purchase Rights Agent (the “OAPR Agent”). The Subscription Rights will be issued under a subscription rights agreement (the “Subscription Rights Agreement”) between the Company and a rights agent (the “Rights Agent”). The Units will be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent (the “Unit Agent”). The Capital Notes will be issued under a capital notes purchase agreement and capital note certificate (collectively, the “Note Agreement”). The Debt Securities will be issued pursuant to an Indenture between the Company and a trustee or bank to be named (the “Trustee”), which may be supplemented for any series of Debt Securities (the “Indenture”).

In connection herewith, we have examined originals or copies, satisfactory to us, of the Company's Amended and Restated Articles of Association and resolutions of the Board of Directors, and we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

We also have assumed that: (1) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent and/or the Warrant holder, as applicable, enforceable against such party in accordance with its terms; (2) at the time of execution, issuance and delivery of any Overallotment Purchase Rights, the related OAPR Agreement will be the valid and legally binding obligation of the OAPR Agent, enforceable against such party in accordance with its terms; (3) at the time of execution, issuance and delivery of any Subscription Rights, the related Subscription Rights Agreement will be the valid and legally binding obligation of the Rights Agent, enforceable against such party in accordance with its terms; (4) at the time of the execution, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms; (5) at the time of execution, issuance and delivery of any Capital Notes, the related Note Agreement will be the valid and legally binding obligation, enforceable against the purchaser in accordance with its terms; and (6) at the time of execution, authentication, issuance and delivery of each series of Debt Securities, the related Indenture will be the valid and legally binding obligation of the applicable Trustee, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent and/or the Warrant holder, as applicable; (2) at the time of execution, issuance and delivery of any Overallotment Purchase Rights, the related Form of OAPR will have been duly authorized, executed and delivered by the Company and the OAPR Agent; (3) at the time of execution, issuance and delivery of any Subscription Rights, the related Subscription Rights Agreement will have been duly authorized, executed and delivered by the Company and the Rights Agent; (4) at the time of execution, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent; (5) at the time of execution, authentication, issuance and delivery of any Capital Notes, the related Note Agreement will have been duly authorized, executed and delivered by the Company and the purchaser; (6) at the time of execution, authentication, issuance and delivery of each series of Debt Securities, the related Indenture will have been duly authorized, executed and delivered by the Company and the applicable Trustee; and (7) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

For the purpose of the opinions expressed below, we have assumed further that after the issuance of the ADSs or the Ordinary Shares pursuant to the Registration Statement, the total number of issued Ordinary Shares, together with the total number of Ordinary Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized share capital under the Company's Amended and Restated Articles of Association.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1.	With respect to the Ordinary Shares underlying ADSs and the Ordinary Shares, assuming the taking of all necessary corporate action to authorize and approve the issuance of any ADSs and/or Ordinary Shares, as the case may be, the terms of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable convertible Securities, if any, such Ordinary Shares will be validly issued, fully paid and non-assessable.

2.	With respect to the Preferred Shares, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Preferred Shares, the terms of the offering thereof and related matters, in each case in compliance with the Company's then operative articles of association, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable convertible Securities, if any, such Preferred Shares will be validly issued, fully paid and non-assessable.

3.	With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the underlying ADS's and/or Ordinary Shares and/or Preferred Shares and/or Debt Securities, and the issuance and terms of any Warrants, the related Warrant Agreement, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law.

4.	With respect to the Overallotment Purchase Right, the (a) taking of all necessary corporate action to authorize and approve the issuance of the underlying ADSs and/or Ordinary Shares and/or Preferred Shares and/or Warrants and/or Subscription Rights and/or Units and/or Debt Securities, and the issuance and terms of any Overallotment Purchase Right and the related OAPR Agreement, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Overallotment Purchase Rights upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable OAPR Agreement, if any, such Overallotment Purchase Right will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law.

5.	With respect to the Subscription Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Subscription Rights, the related Subscription Rights Agreement and the ADSs and/or Ordinary Shares and/or Preferred Shares and/or Debt Securities underlying the Subscription Rights, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of such Subscription Rights upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Subscription Rights Agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law.

6.	With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Securities which are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, and otherwise in accordance with the provisions of the applicable (i) Warrant Agreement, in the case of Warrants, (ii) OAPR Agreement in the case of Overallotment Purchase Rights; (iii) Subscription Rights Agreement, in case of Subscription Rights, (iv) Note Agreement, in the case of Capital Notes; and (v) Indenture, in the case of Debt Securities, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements to the extent governed by Israeli law.

7.	With respect to the Capital Notes assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Capital Notes, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Capital Notes upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Note Agreement, such Capital Notes will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law.

8.	With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and deliver of the applicable Indenture and the due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

a.	We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

b.	The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty and disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date hereof that may alter, affect or modify the opinions expressed herein.

c.	The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

d.	Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relative to fraudulent conveyances, preference and equitable subordination, (ii) general principles or equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

e.	Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees.

f.	We express no opinion as to the enforceability of any provision in any Warrant Agreement, OAPR Agreement, Subscription Rights Agreement, Unit Agreement, Note Agreement, Indenture or other agreement purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law.

g.	We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Warrant Agreement, OAPR Agreement, Subscription Rights Agreement, Unit Agreement, Note Agreement, Indenture or other agreement which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

h.	You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Sincerely,

/s/ Law Office of Avraham Ben-Tzvi, Adv.

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